77Q1(a)(1)


Articles of Amendment of American Century
Capital Portfolios, Inc., effective as of December 2,
2015 (filed electronically as Exhibit a60 to Post-
Effective Amendment No. 75 to the Registration
Statement of the Registrant filed on December 29, 2015, File No. 33-64872, and incorporated herein by reference).